As filed with the Securities and Exchange Commission on November 22, 2002.

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            MARVEL ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                        13-3711775
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                               10 East 40th Street
                               New York, NY 10016
                    (Address of Principal Executive Offices)

               Marvel Enterprises, Inc. 1998 Stock Incentive Plan
                            (Full title of the plan)

                                 Allen S. Lipson
       Executive Vice President, Business and Legal Affairs and Secretary
                            Marvel Enterprises, Inc.
                               10 East 40th Street
                               New York, NY 10016
                     (Name and Address of Agent for Service)

                                 (212) 576-4000
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             John N. Turitzin, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                            1055 Washington Boulevard
                           Stamford, Connecticut 06901
                            Telephone: (203) 961-7400



                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
 Title of Securities       Amount to      Proposed     Proposed     Amount of
 to be Registered              be         Maximum       Maximum    Registration
                           Registered     Offering     Aggregate       Fee
                                          Price Per     Offering
                                            Share        Price
--------------------------------------------------------------------------------
Common Stock, par value    3,950,000       $3.30     $13,035,000    $1,199.22
$0.01 per share (1)
--------------------------------------------------------------------------------
Common Stock, par value    6,050,000       $8.60     $52,030,000    $4,786.76
$0.01 per share (2)
--------------------------------------------------------------------------------
(1) Represents 3,950,000 shares issuable upon the exercise of options granted to Isaac Perlmutter under the Registrant's 1998 Stock Incentive Plan, as amended, and approved by the Registrant's stockholders on January 31, 2002.
(2) Estimated solely for the purpose of determining the amount of the registration fee and pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on November 20, 2002, a date within five days prior to the date of the filing of this Registration Statement. An aggregate of 10,000,000 shares are being registered pursuant to this registration statement. The 6,050,000 shares listed in this row represent the remainder of these 10,000,000 shares when the 3,950,000 shares issuable at a fixed price of $3.30 per share are subtracted.

                                EXPLANATORY NOTE

        This Registration Statement relates to the registration of 10,000,000 additional shares of the common stock, par value $.01 per share (the "Common Stock") of Marvel Enterprises, Inc. (the "Registrant") reserved for issuance under the Registrant's 1998 Stock Incentive Plan (the "1998 Plan"). The Registrant's shareholders approved an amendment to the 1998 Plan on January 31, 2002: (i) to increase from 6,000,000 to 16,000,000 the overall number of shares authorized to be issued under the 1998 Plan; and (ii) to increase from 1,000,000 to 4,000,000 the maximum number of shares authorized to be issued to any Eligible Individual (as such term is defined therein) during any calendar year. The contents of the Registrant's Registration Statement on Form S-8 (File No. 333-76655) filed with the Securities and Exchange Commission (the "Commission") on April 20, 1999 are incorporated by reference herein, except as the same may be modified by the information set forth herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

        The documents containing the information specified in this Item will be sent or given to employees who have been awarded options under the 1998 Plan, and, in accordance with Section 10(a) of the Securities Act of 1933 (the "Act") and Rules 424 and 428 promulgated under the Act by the Commission, are not being filed with, or included in, this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

        The documents containing the information specified in this Item will be sent or given to employees who have been awarded options under the 1998 Plan and, in accordance with Section 10(a) of the Act and Rules 424 and 428 thereunder, are not being filed with, or included in, this Registration Statement.


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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement. The information incorporated by reference is considered to be part of this Registration Statement, and information that the Registrant files later with the Commission will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below and any future filings the Registrant makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

        (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Commission on April 1, 2002;

        (b) (i) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2002, as filed with the Commission on May 15, 2002;

               (ii) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2002, as filed with the Commission on August 14, 2002;

               (iii) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2002, as filed with the Commission on November 6, 2002;

               (iv) The Registrant's definitive proxy statement on Form 14A as filed with the Commission on September 17, 2002;

               (v) The Registrant's definitive additional materials on Form 14A as filed with the Commission on October 8, 2002;

               (vi) The Registrant's report on Form 8-K, as filed with the Commission on October 7, 2002;

        (c) (i) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on October 2, 1998;

               (ii) The section entitled "THE MARVEL PROPOSALS - Securities to be Issued and Transferred under the Plan" on pages 82-87 of the Registrant's Proxy Statement on Schedule 14A, as filed with the Commission on August 13, 1998, which includes a description of the Registrant's common stock;

        (d) The contents of the Registrant's Registration Statement on Form S-8 (File No. 333-76655) as filed with the Commission on April 20, 1999 (except as the same may be modified by the information set for the herein); and

        (e) The Registrant's report on Form 8-K, as filed with the Commission on October 14, 1998.



Item 4.  Description of Securities.


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



        Not applicable.

Item 5.  Interests of Named Experts and Counsel.

        Lawrence Mittman, a Director of the Registrant, is a partner in the law firm of Paul, Hastings, Janofsky & Walker, LLP, the law firm that is rendering the opinion regarding the legality of the securities being registered in this Registration Statement. Mr. Mittman is an optionee under the 1998 Plan.

Item 6.  Indemnification of Directors and Officers.

        In accordance with Section 102(b)(7) of the Delaware General Corporation Law, Article X of the Registrant's Restated Certificate of Incorporation eliminates the Registrant's directors' personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases; or (iv) for any transaction from which the director derived an improper benefit.

        Article 6 of the Registrant's By-Laws provides, to the fullest extent permitted and required by the Delaware General Corporation Law, for the Registrant's indemnification of present or former directors, officers or incorporators of the Registrant against various costs they may incur in connection with certain lawsuits and similar proceedings in which they become involved by reason of their relationship to the Registrant. Only those persons who have acted in good faith are entitled to the Registrant's indemnification. In certain cases, the Registrant's indemnification payments may be made, conditionally, before the lawsuit or similar proceeding is complete.

        The Registrant maintains directors' and officers' liability insurance with policy limits which are reasonable and customary for its industry.

Item 7.  Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits.

        The exhibits filed as part of this registration statement are as follows:

Exhibit No.                                  Description
-----------                                  -----------
    4.1       Restated Certificate of Incorporation of the Registrant
              (incorporated herein by reference to Exhibit 4.1 of the
              Registrant's report on Form 8-K, as filed with the Commission on
              October 14, 1998).
    4.2       Certificate of Amendment to Restated Certificate of Incorporation
              of the Registrant (incorporated herein by reference to Exhibit 3 of the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Commission on April 1,
              2002).
    4.3       By-Laws as amended to date of the Registrant (incorporated herein by reference to Exhibit 3 of the Registrant's annual report on
              Form 10-K for the fiscal year ended December 31, 2001, as filed with the Commission on April 1, 2002).
    *4.4      Marvel Enterprises, Inc. 1998 Stock Incentive Plan, as amended.
    *5.1      Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the Common Stock being registered.



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



   *23.1      Consent of Paul, Hastings, Janofsky & Walker LLP (contained in
              Exhibit 5.1).
   *23.2      Consent of Ernst & Young LLP.
   *24.1      Power of Attorney (contained in the signature pages hereto).

* Filed herewith

Item 9.  Undertakings.

(a) The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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



(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of November, 2002.



                                                   MARVEL ENTERPRISES, INC.


                                                   By:/s/ F. Peter Cuneo
                                                      --------------------------
                                                      Name:  F. Peter Cuneo
                                                      Title: President and Chief
                                                             Executive Officer



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



                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Allen
S. Lipson his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorney-in-fact and such substitutes, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact and agents, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Title                             Date

/s/ F. Peter Cuneo           President, Chief Executive        November 22, 2002
------------------------     Officer, and Director
F. Peter Cuneo

/s/ Kenneth P. West          Chief Financial Officer           November 22, 2002
------------------------
Kenneth P. West

/s/ Morton E. Handel         Chairman of the Board and         November 22, 2002
------------------------     Director
Morton E. Handel

/s/ Avi Arad                 Director                          November 22, 2002
------------------------
Avi Arad

/s/ Sid Ganis                Director                          November 22, 2002
------------------------
Sid Ganis

/s/ Shelley F. Greenhaus     Director                          November 22, 2002
------------------------
Shelley F. Greenhaus

/s/ James F. Halpin          Director                          November 22, 2002
------------------------
James F. Halpin

/s/ Lawrence Mittman         Director                          November 22, 2002
------------------------
Lawrence Mittman

/s/ Isaac Perlmutter         Vice Chairman and Director        November 22, 2002
------------------------
Isaac Perlmutter




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



                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

4.1                Restated Certificate of Incorporation of the Registrant
                   (incorporated herein by reference to Exhibit 4.1 of the
                   Registrant's report on Form 8-K, as filed with the Commission on October 14, 1998).
4.2                Certificate of Amendment to Restated Certificate of
                   Incorporation of the Registrant (incorporated herein by
                   reference to Exhibit 3 of the Registrant's annual report on
                   Form 10-K for the fiscal year ended December 31, 2001, as
                   filed with the Commission on April 1, 2002).
4.3                By-Laws as amended to date of the Registrant (incorporated herein by reference to Exhibit 3 of the Registrant's annual report on Form 10-K for the fiscal year ended December 31,
                   2001, as filed with the Commission on April 1, 2002).
*4.4               Marvel Enterprises, Inc. 1998 Stock Incentive Plan, as
                   amended.
*5.1               Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the Common Stock being registered.
*23.1              Consent of Paul, Hastings, Janofsky & Walker LLP (contained in Exhibit 5.1).
*23.2              Consent of Ernst & Young LLP.
*24.1              Power of Attorney (contained in the signature pages hereto).

* Filed herewith


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